LAW OFFICES
		   SANDERS, BARNET, GOLDMAN, SIMONS & MOSK
			 A PROFESSIONAL CORPORATION
		    1901 AVENUE OF THE STARS, SUITE 850
		      LOS ANGELES, CALIFORNIA  90067
			TELEPHONE (310) 553-8011
			TELECOPIER (310) 553-2435
								  EXHIBIT 5.2

			     February 10, 1997


The Board of Directors
HemaCare Corporation
4954 Van Nuys Boulevard
Sherman Oaks, California  91403

	Re:     HemaCare Corporation
		Registration Statement on Form S-3

Ladies and Gentlemen:

	We have represented HemaCare Corporation, a California corporation (the "Company"), as special securities counsel, in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 1,720,000 shares (the "Shares") of its Common Stock, without par value (the "Common Stock"), pursuant to a Registration Statement on Form S-3 (the "Original Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on December 23, 1996 and an Amendment No. 1 to the Registration Statement (Amendment No. 1) to be filed with the Commission on or about February 10, 1997. The Original Registration Statement as amended by Amendment No 1 is referred to herein as the "Registration Statement"). The Shares include an aggregate of 1,200,000 shares of Common Stock that are currently outstanding (the "Outstanding Shares") and an aggregate of 520,000 shares of Common Stock (the "Warrant Shares") issuable upon the exercise of certain outstanding stock purchase warrants (the "Warrants"). This opinion relates only to those 20,000 of the Warrant Shares being registered pursuant to Amendment No. 1 that were not included in the Shares covered by the Original Registration Statement (the "Additional Warrant Shares").

	As such counsel, we have considered such matters of law as we have deemed appropriate under the circumstances. Additionally, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, certificates, documents and other instruments, consulted with officers and other representatives of the Company and have obtained such representations with respect to such matters of fact as we have deemed necessary or advisable; however, we have not necessarily independently verified the content of factual statements made to us in connection therewith or the veracity of such representations.
We have assumed without independent verification or investigation
(i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

	On the basis of the foregoing, we are of the opinion as of the date hereof that the Additional Warrant Shares, upon issuance pursuant to the exercise of the Warrants related thereto and the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

	The law covered by the opinion set forth above is limited to the laws of the State of California.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus forming a part of the Registration Statement under the heading "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

				Very truly yours,

				/s/ Sanders Barnet, Goldman Simons & Mosk
				-----------------------------------------
				SANDERS, BARNET, GOLDMAN, SIMONS&
				MOSK, A Professional Corporation